United States Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

Pursuant to the requirements of the Securities Act of 1934, we are transmitting the following Definitive Proxy Statement

Sincerely,

SPARTECH CORPORATION
/S/Randy C. Martin
   Vice President Finance and
   Chief Financial Officer

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      SPARTECH CORPORATION
 ................................................................
       (Name of Registrant as Specified in Its Charter)

                           REGISTRANT
 .................................................................
          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     (6)(I)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ..................................................................
     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum value of transaction:

5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
     1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SPARTECH CORPORATION
7733 Forsyth Boulevard - Suite 1450
Clayton, Missouri 63105



DEAR FELLOW SHAREHOLDER:

    I cordially invite you to attend the 1998 Annual Meeting of Spartech Shareholders to be held at 10:00 a.m. on Wednesday, March 11, 1998, at the Pierre Laclede Conference Center (Second Floor), 7733 Forsyth Boulevard in Clayton, Missouri. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    After the formal business of the meeting is covered, I will be giving a brief update on the Company's first quarter results and then discuss in more detail our strategy for future growth. This will include a review of several of our new Alloy Plastics and a short video on our "Four Cornerstones for Growth" concept.

    I look forward to seeing each of you at the meeting, so please mark your calendar for the second Wednesday in March. However, if for some reason you can not attend, you can ensure that your shares are represented at the meeting by promptly completing your proxy form and returning it in the enclosed envelope.


                                             Sincerely,



                                             /S/ Bradley B. Buechler
                                             Bradley B. Buechler
                                             President and Chief
                                             Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 1998



TO THE SHAREHOLDERS OF
SPARTECH CORPORATION:

    The Annual Meeting of Shareholders of Spartech Corporation will be held at the Pierre Laclede Conference Center (Second Floor), 7733 Forsyth Boulevard, Clayton, Missouri 63105, on Wednesday, March 11, 1998 at 10:00 a.m. for the following purposes:

    1. To elect three Class B directors to serve three-year terms.

    2. To approve an amendment of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock from 35,000,000 shares to 45,000,000 shares. The additional authorized shares would be used: (i) to accommodate future exercises of outstanding stock options, (ii) to provide flexibility for the issuance of stock options in the future, and (iii) for other corporate purposes, all as discussed in the accompanying Proxy Statement.

    3. To approve an amendment to the Incentive Stock Option Plan to reserve an additional 1,000,000 shares of the Company's Common Stock for issuance under the plan in the future.

    4. To approve an amendment to the Restricted Stock Option Plan to continue the deduction for tax purposes of certain compensation under the plan and permit members of the Company's Board of Directors to be eligible for participation.

    5. To vote on and approve the incentive bonuses payable under the Company's employment agreements with its Chief Executive Officer and Chief Operating Officer to continue the deduction of this compensation for tax purposes.

    6. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the 1998 fiscal year.

    7. To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on January 12, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

    Whether or not you plan to attend the Annual Meeting in person, please complete, sign, and return the proxy, which you may revoke at any time prior to its use. A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience in returning the signed proxy.

                                             By Order of the Board of Directors

                                             /S/David B. Mueller
                                             David B. Mueller
                                             Executive Vice President,
                                             Chief Operating Officer,
                                             and Secretary

SPARTECH CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 1998

To Our Shareholders:

    The enclosed proxy is solicited by the Board of Directors of Spartech Corporation (the "Company" or "Spartech") for use at the Annual Meeting of Shareholders of the Company to be held at the Pierre Laclede Conference Center (Second Floor), 7733 Forsyth Boulevard, Clayton, Missouri 63105, on Wednesday, March 11, 1998 at 10:00 a.m. and at any and all adjournments thereof. All expenses incident to the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company's stock.

    The persons named in the accompanying proxy were selected by the Board of Directors of the Company. They have advised the Company of their intentions, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them for the Board of Directors' nominees for director and for management proposals 2 through 6, as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.

    This Proxy Statement and the proxy solicited hereby are being first sent or delivered to shareholders of the Company on or about January 29, 1998. Any shareholder given a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution of the proxy will not in any way affect the shareholder's right to attend the Annual Meeting and vote in person.

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 1, 1997 accompanies this Proxy Statement.

OUTSTANDING SHARES AND VOTING PROCEDURES

    The outstanding voting securities of the Company on January 12, 1998 consisted of 26,422,448 shares of Common Stock, entitled to one vote per share.

    With respect to proposal 1, a plurality of the votes present in person or represented by proxy at the Annual Meeting is required to elect directors. "Plurality" means the nominees who receive the largest number of votes cast are elected as directors up to the number of directors scheduled to be elected at the Annual Meeting. With respect to proposals 2 through 6, a majority of the votes present in person or represented by proxy at the Annual Meeting is required to adopt each proposal. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders, and therefore have the same effect as negative votes. Broker non-votes, however, are not counted for the purpose of determining whether a proposal has been approved.

    Only shareholders of record at the close of business on January 12, 1998 will be entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A majority of the outstanding shares of stock entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum.

ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Classes A and B have three directors each and Class C has two directors. All directors hold office for a term of three years. Class A directors hold office until the Annual Meeting of Shareholders in 2000, Class B directors elected at this Annual Meeting will hold office until the Annual Meeting of Shareholders in 2001, and Class C directors hold office until the Annual Meeting of Shareholders in 1999, and, in each case, until their successors are duly elected and qualified.

    The Board of Directors has nominated Bradley B. Buechler and John R. Kennedy, present directors of the Company, and Calvin J. O'Connor to be elected Class B directors of the Company. Vita International Limited ("Vita"); TCW Special Placements Fund I, TCW Special Placements Fund II, and TCW Capital, all California limited partnerships (collectively "The TCW Group" or "TCW"); the executive officers; and the directors have informed the Company that they intend to cast their votes, aggregating 15,643,299 in total, "for" these Board nominees.

    The members of the Company's Board of Directors and the nominees for election to the Board, with certain information about each of them, including their principal occupations for the last five years, are listed below.


                                                                        SPARTECH
                                                                        DIRECTOR
NAME, AGE                   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS   SINCE
-------------------------   ------------------------------------------   -------
Bradley B. Buechler, 49     President and Chief Executive Officer           1984
                            of the Company. Mr. Buechler is a CPA
                            and was Corporate Controller and Vice
                            President-Finance of the Company from
                            1981 to 1984, Chief Financial Officer
                            from 1983 to 1987, and Chief Operating
                            Officer from 1985 to 1996. He became
                            President in 1987 and Chief Executive
                            Officer in 1991. Mr. Buechler is a member of the Executive Committee of the Sheet
                            Producers Division of the Society of the Plastics Industry, Inc. (SPI) and also a member of the National Board of Directors of the SPI. Mr. Buechler currently stands for re-election.

Thomas L. Cassidy, 69       Mr. Cassidy has been a Managing Director       1994
                            of Trust Company of the West and a Senior
                            Partner of TCW Capital since 1984. Mr. Cassidy also serves on the Board of Directors of DeVlieg-
                            Bullard, Inc., Holnam Inc.,and Reunion Industries,
                            Inc.  His term as director expires at the 2000
                            Annual Meeting.

W.R. Clerihue, 74           Chairman of the Company since 1991.  He is     1990
                            retired from Celanese Corporation, where he last served as Executive Vice President and Chief of Staff. Mr. Clerihue also serves on the Board of Directors of Reunion Industries,
                            Inc. His term as director expires at the 1999
                            Annual Meeting.

Francis J. Eaton, 58        Mr. Eaton is a polymer technologist and,       1990
                            after joining British Vita PLC in 1958,
                            became General Manager of the Industrial
                            Polymer Division in 1971. He was appointed to British Vita's Board of Directors in 1975 and became their Deputy Chief Executive
                            Officer in 1991. Mr. Eaton is President and a council member of the British Rubber
                            Manufacturers' Association in the United Kingdom.
                            His term as director expires at the 1998 Annual
                            Meeting, and he is being replaced as a
                            representative from Vita International by the nomination of Mr. O'Connor as noted below.

                                                                        SPARTECH
                                                                        DIRECTOR
NAME, AGE                   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS   SINCE
-------------------------   ------------------------------------------   -------

John R. Kennedy, 67         Mr. Kennedy is retired President and Chief     1997
                            Executive Officer of Federal Paper Board
                            Company, Inc. He is also a Director
                            of International Paper Company; DeVlieg-
                            Bullard, Inc.; Chase Brass Industries, Inc.;
                            Holnam Inc.; and Chairman of Georgetown
                            University's Board
                            of Directors. Mr. Kennedy currently stands for re-election.

David B. Mueller, 44        Executive Vice President, Chief Operating      1994
                            Officer, and Secretary of the Company. Mr.
                            Mueller is a CPA and was Corporate Controller of Apex Oil Company from 1981 to 1988. He became Vice President and Chief Financial
                            Officer of the Company in 1988 and was named
                            Secretary in 1991. He became Executive Vice
                            President and Chief Operating Officer in
                            1996. His term as director expires at the 2000 Annual Meeting.

Calvin J. O'Connor, 45      Mr. O'Connor is a Charted Accountant in the      --
                            United Kingdom. He was appointed to British
                            Vita PLC's Board of Directors in June 1996 and became their Finance Director in November
                            1996. Prior to joining British Vita, he was the Group Financial Controller at Courtaulds
                            Textiles PLC. Mr. O'Connor is being nominated as a director for a term expiring at the 2001
                            Annual Meeting.

Jackson W. Robinson, 55     Mr. Robinson is President of Winslow           1993
                            Management Company, an operating division of Eaton Vance Management, having held that position since 1983.  He is also a director
                             of Jupiter International Green Investment
                            Trust, Jupiter-European Investment Trust, and
                            a Trustee of Suffield Academy. His term as director expires at the 1999 Annual Meeting.

Alan R. Teague, 50          Mr. Teague is a Director of Vita               1997
                            International and also the Secretary of
                            British Vita PLC. His term as director expires
                             at the 2000 Annual Meeting.

    The Company's By-Laws require, with respect to certain significant matters affecting the Company, the affirmative vote of at least 50% of the members of the Board, including at least one director nominated by each of Vita and TCW. Matters requiring such vote include: (i) merger or consolidation of the Company with another corporation, (ii) sale or transfer of more than 25% of the Company's assets or recommended acceptance of any offer or proposal to acquire the securities or assets of the Company, (iii) purchase or other acquisition of substantially all of another corporation's assets or securities, (iv) the Company's engaging in any new business or ceasing to engage in an existing business, (v) issuance of shares of capital stock or any options or warrants to purchase capital stock other than pursuant to exercise or conversion of outstanding securities of the Company,
(vi) approval of, amendments or extensions to, or cancellations of employment agreements with executives of the Company, (vii) incurrence or renewal of borrowings exceeding $500,000, and (viii) redemption of preferred stock or acquisitions of preferred or common stock of the Company from an interested shareholder. Any merger, acquisition, or business transaction with Vita or TCW, or any acquisition or redemption of shares of common or preferred stock from Vita or TCW will require the affirmative vote of a majority of directors other than directors designated by such interested shareholder.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

BOARD COMMITTEES
AND COMPENSATION

    There were four regular meetings of the Board and three unanimous consents in lieu of special meetings during fiscal 1997. No director attended fewer than 75% of the formal meetings of the Board and Board Committees of which he was a member, with the exception of the designees of Vita, who, because of long and costly international travel requirements, alternate their attendance at the formal meetings.

    The Board has an Audit Committee, currently consisting of Messrs. Clerihue, Kennedy, and Robinson, which formally met twice during fiscal 1997.
 The Audit Committee's function is to recommend the appointment of independent accountants to audit the Company's financial statements and to perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; consider the adequacy of the internal accounting and auditing procedures of the Company; and review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence.

    The Board has a Compensation Committee, currently consisting of Messrs. Cassidy, Clerihue, Eaton, Kennedy, and Robinson, which formally met three times during fiscal 1997. The Compensation Committee's function is to review all compensation arrangements in excess of $125,000 per annum, as well as any employment contracts.

    The Board has a Nominating Committee, currently consisting of Messrs. Cassidy, Clerihue, and Robinson, which formally met twice during fiscal 1997. The Nominating Committee serves the following functions: reviews the size and composition of the Board; reviews possible director candidates and recommends director nominations for presentation to shareholders; and reviews assignments of Board members to various Board committees. Shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Secretary of the Company. Any recommendation must include name, address, appropriate background, experience, and other pertinent information on the proposed candidate and must be received in writing between August 1 and October 1 for consideration by the Nominating Committee for the next annual meeting.

    An annual fee of $27,000 is paid for the services of each non-management director, and expenses for attendance at each meeting are reimbursed. In addition, the Company pays an annual fee of $36,000 to Vita for services provided to the Company by its directors. Mr. Clerihue, the Company's Chairman of the Board, receives an additional $21,000 per annum for service to the Company. Each non-management director also receives $1,200 for each Board or Committee Meeting attended.

    Certain non-management directors have received options to purchase Common Stock of the Company upon membership to the Board and periodically during their terms as directors. The options are issued outside of the Incentive and Restricted Stock Option plans of the Company, and the terms are determined at the time of the grant. In fiscal year 1994, Jackson W. Robinson was granted 30,000 options with a five-year term and an exercise price at the then fair market value of the Company's Common Stock of $5.00 per share. No options were granted in fiscal year 1995. In fiscal year 1996, W.R. Clerihue and Jackson W. Robinson were granted 10,000 and 5,000 options, respectively, with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $11.00 per share. In fiscal year 1997, John R. Kennedy was granted 30,000 options with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $13.375 per share. In November 1997, W.R. Clerihue, Jackson W. Robinson, and John R. Kennedy were granted 20,000, 10,000, and 5,000 options, respectively, with a ten-year term and an exercise price at the then fair market value of the Company's Common Stock of $15.875 per share.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

To Our Shareholders:

    The Compensation Committee of the Board of Directors is responsible for approving compensation levels for all executive officers and for any employee with base compensation in excess of $125,000 per annum or with an employment contract. Our objective is to provide compensation that is fair and equitable to both the employee and the Company. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, technical expertise, and their resultant combined value to the Company's long-term performance and growth.

    In establishing compensation levels for the Chief Executive Officer and Chief Operating Officer, we consulted an independent survey published by the compensation and benefit consulting firm of The Hay Group, entitled "The Hay Report" and a survey conducted by Arthur Andersen and sponsored by the Financial Executives Institute, entitled "Executive Total Compensation Report". Base salaries, when combined with anticipated bonuses, were established at levels approximating the average reported for companies of comparable size to Spartech Corporation. Annual bonuses for these two employees are based on the operating results of the Company.

    The Compensation Committee periodically reviews the compensation levels we established for each employee for whom we are responsible and approves adjustments recommended by the Chief Executive Officer to reflect changes in responsibility for various executives of the Company or economic conditions. We believe that by providing fair and equitable compensation levels, the Company will continue to attract and maintain qualified individuals who are dedicated to the long-term performance and growth of Spartech Corporation. The Compensation Committee also reviews the stock options to be awarded to all employees. Future stock option awards will be granted to individuals based upon performance.

    In December 1996, the Board authorized broadly based stock ownership guidelines for approximately 75 key managers of the Company. Under the guidelines adopted by the Board, the Company's Chief Executive Officer is expected to hold Company Common Stock equal to four times base pay, the Chief Operating Officer three times base pay, and other key managers up to two times their base pay. Participants are expected to reach their respective goals over a four-year period. Unexercised stock options are not counted toward achieving these targets.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's tax deduction to $1 million per year (the "Compensation Cap") for certain compensation paid in a given year to the Chief Executive Officer ("CEO") and the four highest compensated executives other than the CEO named in the Proxy Statement (the "covered executives"). The code and regulations issued under the Code exclude from the Compensation Cap amounts based on attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee's policy is to structure compensation programs, including stock option and bonus plan awards, for covered executives that will be deductible without limitation. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible. In accordance with the technical requirements of the Compensation Cap, the Board of Directors is requesting shareholder approval of amendments to the Company's Restricted Stock Option Plan to set forth the goals upon which performance-based compensation may be based and certain maximum limits for awards. These amendments, which are described beginning on page 12, and the incentive bonus arrangements described in proposal 5, must be approved by the Company's shareholders at the 1998 Annual Meeting in order to preserve the Company's tax deduction for future performance-based compensation paid under these arrangements.

           Thomas L. Cassidy        W.R. Clerihue

Francis J. Eaton       John R. Kennedy        Jackson W. Robinson

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes compensation earned by the Company's Chief
Executive Officer and each other executive officer whose aggregate salary and bonus exceeds $100,000 annually.





                                                          Long
                                                          Term
                                                         Compen-        All
                                                          sation      Other<F1>
Name and                Fiscal    Annual Compensation    Options      Compen-
Principal Position      Year     Salary($)    Bonus($)   Granted(#)    sation
Bradley B. Buechler     1997     $400,524     $497,010     75,000     $65,661
President and Chief     1996     $359,423     $344,920     55,000     $60,025
Executive Officer       1995     $333,462     $254,870     50,000     $55,078


David B. Mueller        1997     $246,462     $298,206     60,000     $42,844
Executive Vice          1996     $223,078     $206,952     50,000     $38,625
President, Chief        1995     $201,154     $140,170     45,000     $34,642
Operating Officer and
Secretary

Daniel J. Yoder         1997     $147,193     $70,000       9,000     $18,893
Vice President          1996     $148,077     $50,000      14,750     $17,687
Engineering             1995     $134,039     $55,000      12,000     $18,520
and Technology


Randy C. Martin<F2>    1997      $119,616     $40,000      9,000      $16,974
Vice President         1996      $111,346     $27,500         --       $5,166
Chief Financial        1995       $10,577     $ 5,000     10,000           --
Officer


David G. Pocost<F3>    1997      $104,039     $37,500      7,500      $13,480
Vice President Quality 1996       $80,577     $24,000      5,250      $10,739
and Environmental      1995       $69,578     $17,000      3,000       $9,119
Affairs



<F1> The amounts disclosed in this column for fiscal year 1997 include Company contributions to non-qualified defined contribution arrangements on behalf of Mr. Buechler, $61,800; Mr. Mueller, $38,983; Mr. Yoder, $15,000; Mr. Martin, $12,890; and Mr. Pocost, $10,170.

<F2> Mr. Martin commenced employment with the Company on September 25, 1995.

<F3> Mr. Pocost was elected as an executive officer in December 1996.

OPTION GRANTS

    The following table summarizes option grants made during fiscal 1997 to the executive officers named above.

                                 Options                    Potential Realizable
                                 Granted                         Value at
                                   to                          Assumed Annual
                    Securities  Employees                      Rates of Stock
                    Underlying     in              Expir-   Price Appreciation
                     Options     Fiscal  Exercise  ation    for Option Term<F1>
Name                 Granted(#)   Year    Price     Date     5%($)      10%($)
Bradley B. Buechler   75,000<F2>  14.6%  $10.875  12/08/06  $512,942  $1,299,896

David B. Mueller      60,000<F2>  11.7%  $10.875  12/08/06  $410,354  $1,039,917

Daniel J. Yoder        9,000       1.8%  $10.875  12/08/01  $ 27,041     $59,754

Randy C. Martin        9,000       1.8%  $10.875  12/08/01  $ 27,041     $59,754

David G. Pocost        7,500       1.5%  $10.875  12/08/01  $ 22,534     $49,795

<F1> The rates of appreciation presented of 5% and 10% are set by the
Securities and Exchange Commission, and therefore, are not intended to forecast future appreciation of the Company's stock price.

<F2> These represent options issued under the Restricted Stock Option Plan where neither the options nor Common Stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.


OPTION EXERCISES AND OUTSTANDING OPTIONS

    The following table summarizes all options exercised in fiscal 1997 and unexercised options at the end of fiscal 1997 for the executive officers named above.

                                                  Number of       Value of
                                                  Unexercised     Unexercised
                                                  Options at      "In-the-Money"
                       Shares                     Fiscal Year     Options
                    Acquired On     Value         End<F2> (All    at Fiscal
Name                 Exercise(#)  Realized($)<F1> Exercisable)    Year End<F1>
Bradley B. Buechler     69,562      $612,780      854,500<F3>     $9,712,018

David B. Mueller            --            --      275,000<F3>     $2,727,500

Daniel J. Yoder             --            --       50,750         $  484,968

Randy C. Martin             --            --       19,000         $  133,750

David G. Pocost             --            --       16,750         $  128,405


<F1> The values represent the difference between the exercise price of the options and the price of the Company's Common Stock on the date of exercise and at fiscal year end, respectively.

<F2> The Board has resolved that at no time will the total unexercised options to employees be in excess of 10% of the then outstanding common shares.

<F3> These represent options issued under the Restricted Stock Option Plan where neither the options or Common Stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.




EMPLOYMENT AGREEMENTS

MESSRS. BUECHLER AND MUELLER

    On November 1, 1997, the Company entered into Amended and Restated
Employment Agreements (the "Agreements") with Messrs. Buechler and Mueller
(the "Employees"), which amended and continued the Employees' existing employment agreements. Each Agreement will continue until terminated either by the Company on three years' notice or by the Employee on one year's notice. Notice of termination may not be given before November 1, 2000, except that if a "Change of Control" (described below) occurs, the Employee may give notice of termination at any time on or after November 1, 1998. For
24 months after termination of the Agreement, the Employee may not disclose any Company trade secrets, solicit the Company's customers, business or employees, or otherwise compete directly with the Company.

    The Agreements provide for compensation consisting of: (i) annual base salaries of $390,000 for Mr. Buechler and $250,000 for Mr. Mueller, subject to periodic review by the Board; (ii) bonuses equal to 1% for Mr. Buechler and 0.6% for Mr. Mueller of the Company's annual earnings before interest and income taxes, subject to certain adjustments and exceptions; (iii) one-time stock options of 200,000 shares for Mr. Buechler and 150,000 shares for Mr.
Mueller, which are in addition to options granted under previous versions of their employment agreements and any other options which the Board may grant them under the Company's stock option plans; and (iv) annual pension plan contributions of 15% of base salary plus the amount of premium that would be paid for term life insurance of $1,250,000 for Mr. Buechler and $750,000 for Mr. Mueller.

    If the Company terminates an Employee's employment for any reason other than "Cause" (defined below), or if the Employee terminates his employment with "Justification" (defined below) or with prior notice (as discussed above), then the Employee will receive a cash severance benefit equal to two times his then current base salary plus the aggregate amount of the bonuses paid or earned by the Employee in the two years before the notice of termination is given. However, if a Change of Control has occurred before the termination, the severance benefit becomes 2.95 times the sum of base salary plus one-third of the aggregate amount of bonuses paid or earned by the Employee in the three years before the notice of termination is given. In either case, if the severance benefit and any other payments received as a result of the termination are subject to the excise tax imposed on excessive termination payments under the Internal Revenue Code, the Company will pay the Employee an additional severance amount so that the Employee will receive the same net amount he would have received if there had been no excise tax.

    The Agreements define certain terms, as follows:

    A "Change of Control" takes place if any of the following occurs: (i) the Board of Directors approves and recommends to the Company's shareholders (A) any consolidation or merger of the Company where either the Company is not the surviving corporation or the Company's shares are exchanged and the shareholders do not retain the same proportionate voting interest in the Company or its successor, (B) a sale or other transfer of all or substantially all of the Company's assets, other than to a subsidiary, or (C) the liquidation or dissolution of the Company; (ii) any person acquires a majority of the Company's voting stock; (iii) the Board of Directors approves any transaction whose purpose or likely effect is to cause the Company's
Common Stock to be held by fewer than 300 persons or not to be listed on any national securities exchange; or (iv) there is a change in a majority of the Company's Board of Directors within any 24 consecutive months, unless each new director was approved by a majority of the continuing directors.

    "Cause" for termination of an Employee's employment by the Company occurs only if the Employee is convicted of a felony, or commits an act or omission
(including failure to follow lawful instructions of the Board of Directors) resulting or intended to result in his personal gain at the expense of the Company's property or business. However, the Employee will not be liable merely for his bad judgment or acts or omissions done in good faith or in connection with any tender or merger offer or other restructuring proposal.

    "Justification" for termination of an Employee's employment by the Employee occurs only if the Company reassigns or restricts the Employee in a way inconsistent with his position, duties, responsibilities, and status as President and Chief Executive Officer in the case of Mr. Buechler or as Executive Vice President and Chief Operating Officer in the case of Mr.
Mueller, or fails to pay the Employee any salary, option, or bonus within seven days after the Employee notifies the Company that such amount is due, or otherwise adversely affects or materially reduces any other benefits or rights of Employee under the Agreement.


MESSRS. YODER, MARTIN, AND POCOST

    The Company entered into the following employment agreements: with Mr.
Yoder on June 30, 1995 through June 29, 1998; with Mr. Martin on March 31,
1997 through March 30, 1999; with Mr. Pocost on February 1, 1997 through
January 31, 1999. The annual base compensation, subject to periodic review for cost of living and/or merit and other increases for Messrs. Yoder, Martin, and Pocost was $140,000, $120,000, and $105,000, respectively. In addition, the Agreement requires the Company to maintain term life insurance in the amount of $250,000 each for the employee's designated beneficiaries for the term of the Agreement, all premiums thereon to be paid by the Company. The Agreement provides for annual bonuses based upon performance and the overall results of the Company's operations.



COMMON STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total Company shareholder return for the last five years with overall market performance, as measured by the cumulative return of the Standard & Poor's 500 Stock Index and the Standard &
Poor's Specialty Chemicals Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

                                        FISCAL YEAR ENDED
                         10/92   10/93   10/94   10/95   10/96   10/97    CAGR*
SPARTECH CORPORATION      $100    $150    $230    $255    $446    $653    45.5%
S&P 500                   $100    $112    $113    $138    $168    $218    16.9%
S&P Specialty Chemicals   $100    $116    $ 99    $118    $130    $145     7.7%
* Compound annual growth rate.


SECURITY OWNERSHIP


    The table set forth below identifies the aggregate shares of Common Stock beneficially owned by each director, by each executive officer, by the executive officers and directors as a group, and by each person known to the Company as of December 31, 1997 to be the beneficial owner of more than 5% of the 26,439,948 shares of Common Stock outstanding as of that date.



                                                   Number            Percentage
                                                    of                    of
                                                  Common                Common
                                                  Shares                Shares
                                                Beneficially        Beneficially
                                                  Owned<F1>              Owned
Directors and Executive Officers:
  Francis J. Eaton / Alan R. Teague
  Vita International Limited
  Soudan Street
  Middleton, Manchester
  M24 2DB England                                 8,791,360<F2>          33.3%

  Thomas L. Cassidy
  The TCW Group
  200 Park Avenue
  New York, NY 10166                              4,950,767<F3>          18.7%

  Bradley B. Buechler                             1,161,872<F4>           4.2%

  David B. Mueller                                  461,170<F5>           1.7%

  Daniel J. Yoder                                    65,380<F6>              *

  W.R. Clerihue                                      60,000<F7>              *

  Jackson W. Robinson                                52,000<F8>              *

  John R. Kennedy                                    40,000<F9>              *

  Randy C. Martin                                    31,400<F10>             *

  David G. Pocost                                    29,350<F11>             *

  All Directors and Executive
  Officers as a Group (11 persons)               15,643,299<F12>         55.6%

Other Beneficial Owners
In Excess of 5% of the
Common Shares Outstanding:

  FMR Corp.
  Fidelity Management &
    Research Company
  82 Devonshire Street
  Boston, MA 02109                                1,411,200<F13>          5.3%






NOTES TO SECURITY OWNERSHIP TABLE:

* Denotes that the percentage of class of security beneficially owned is less than 1%.

<F1>Includes shares issuable upon exercise of options as noted for the respective owners.

<F2>Messrs. Eaton and Teague, each a director of the Company, are also directors of Vita International Limited and Mr. Eaton is a director of British Vita PLC; as such, these amounts represent Common Stock owned by Vita International Limited.

<F3>The TCW Group is comprised of TCW Special Placements Fund I, TCW Special
Placements Fund II, and TCW Capital, all California limited partnerships. Mr. Cassidy, a director, is Managing Director of Trust Company of the West and is a Senior Partner of TCW Capital; as such, this amount represents the Common Stock owned by TCW Group, Inc. The shares of Common Stock are held beneficially by TCW Special Placements Fund I (3,918,988 shares), TCW Special Placements Fund II (1,001,820 shares), and TCW Capital (29,959 shares), as Investment Manager, pursuant to an investment management agreement dated as of June 30, 1987. The TCW Group, Inc. owns 100% of the stock of TCW Asset Management Company ("TAMCO"). TAMCO is the managing general partner of TCW Capital, a general partnership. TCW Capital is a general partner of TCW Special Placements Fund I and TCW Special Placements Fund II. An investment committee of TAMCO controls the investment decisions and voting of the shares of Common Stock beneficially owned by The TCW Group, Inc.; the identities of the members of such investment committee are unknown to the Company.

<F4>Includes 1,054,500 shares issuable upon exercise of options presently exercisable.

<F5>Includes 425,000 shares issuable upon exercise of options presently exercisable.

<F6>Includes 60,750 shares issuable upon exercise of options presently exercisable.

<F7>Includes 30,000 shares issuable upon exercise of options presently exercisable.

<F8>Includes 45,000 shares issuable upon exercise of options presently exercisable.

<F9>Includes 35,000 shares issuable upon exercise of options presently exercisable.

<F10>Includes 28,000 shares issuable upon exercise of options presently exercisable.

<F11>Includes 25,750 shares issuable upon exercise of options presently exercisable.

<F12>Includes 1,704,000 shares issuable upon exercise of options presently exercisable.

<F13>Based on information presented as of December 31, 1996 in FMR
Corp.'s latest available Schedule 13G, FMR Corp. beneficially owned 1,411,200 shares of Common Stock including 1,003,900 shares beneficially owned by Fidelity Management & Research Company as a result of it serving as investment adviser to various investment companies and other funds and 407,300 beneficially owned by Fidelity Management Trust Company as trustee or managing agent for various private investment accounts and other funds. FMR Corp. has sole voting power with respect to the 407,300 shares and sole investment power with respect to the total 1,411,200 shares.


PROPOSAL 2: TO AMEND THE CERTIFICATE OF INCORPORATION

    The Company's Board of Directors has unanimously determined that the following amendment to the Company's Certificate of Incorporation is advisable and has unanimously voted to recommend the amendment to the Company's shareholders for adoption. The amendment will increase the authorized capital stock of the Company designated as Common from 35,000,000 shares to 45,000,000 shares. The proposed amendment will replace the first paragraph of Article Fourth of the Company's Certificate of Incorporation with the following:

                    FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Forty-Nine Million (49,000,000), of which stock Four Million (4,000,000) shares shall be Preferred Stock, $1.00 per share par value, (hereinafter called "Preferred Stock"), and Forty-Five Million (45,000,000) shares shall be Common Stock, $.75 per share par value (hereinafter called
                    "Common Stock").

    As of January 12, 1998 there were 26,422,448 shares of Common Stock outstanding. In addition, the Company's stock option plans provide for the grant of options to acquire additional shares of Common Stock. As of January 12, 1998, options to acquire an aggregate of 3,715,800 shares of Common Stock have been granted pursuant to option plans. The additional authorized shares that would be available for issuance if the proposed amendment is approved may be issued for any proper corporate purpose by the Board of Directors at any time without further shareholder approval (subject, however, to applicable statutes or the rules of the New York Stock Exchange which require shareholder approval for the issuance of shares in certain circumstances). The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as stock dividends, raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional delay if appropriate circumstances arise which require the issuance of such shares. Other than commitments under existing stock option plans, the Company has no present agreements or commitments to issue any additional shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.

PROPOSAL 3: TO APPROVE AMENDMENT TO INCENTIVE STOCK OPTION PLAN

    The Board of Directors amended the Company's Incentive Stock Option Plan (" the Incentive Plan") effective November 1, 1997, subject to shareholder approval, to increase the number of shares which may be made the subject of options granted pursuant to the Incentive Plan from 1,000,000 to 2,000,000 shares. Options for all 1,000,000 shares previously authorized under the Incentive Plan have been granted. The purposes of the Incentive Plan are to assist the Company in attracting and retaining valuable employees, to encourage a sense of proprietorship in those employees, and to stimulate in those employees an active interest in the development and financial success of the Company by rewarding improvement in the Company's financial performance as reflected in its stock value. The Company's Board of Directors believes that stock options have played a critical role in recent years in motivating Company management to build a growing, highly competitive business while also delivering a consistently strong financial performance record with corresponding stock price appreciation. The Board believes that for the Company to continue to retain, motivate, and attract key personnel essential to the continued success of the Company, it is necessary to maintain the Company's current practice of providing meaningful option grants to key employees.
The Board also believes that providing management with this program of consistent stock option grants is an appropriate method of aligning the interests of management with those of its shareholders.

    The full text of the Incentive Plan, as amended subject to shareholder approval, is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.

PROPOSAL 4: TO APPROVE AMENDMENT TO RESTRICTED STOCK OPTION PLAN

    The Board of Directors amended the Company's Restricted Stock Option Plan ("the Restricted Plan") effective November 1, 1997, subject to shareholder approval. The purposes of the Restricted Plan are similar to those of the Incentive Plan. The Board believes that the Restricted Plan enhances the Company's ability to retain or obtain key executive employees by enabling them to acquire shares of the Company's Common Stock through options granted under the Restricted Plan.

    The Board of Directors approved two amendments to the Restricted Plan. First, the Board amended the plan to permit the directors of the Company to become eligible to participate. The Board believes that the purposes of the Restricted Plan can be accomplished even more effectively by permitting the directors of the Company to become eligible to participate in the plan. Second, the Board amended the plan to limit the amount of options which any one individual may receive in any one year to 5% of the number of shares of the Company's Common Stock issued and outstanding at the beginning of such year. The purpose of this amendment was to permit compensation paid to the highest compensated employees of the Company to continue to be deductible for Federal income tax purposes under the restrictions imposed under Section 162(m) of the Internal Revenue Code and related regulations. Section 162(m) and the related regulations could limit the deductibility of compensation paid to certain employees under the Restricted Plan. Imposing the limitation on the number of shares which may be granted to any one individual in any one year will permit the Company to continue to deduct compensation paid to the highest compensated employees under the Restricted Plan.

    The full text of the Restricted Plan, as amended subject to shareholder approval, is attached to this Proxy Statement as Exhibit B.

    As part of its previously announced Common Stock repurchase program, the Company currently intends to continue its practice of minimizing the dilutive effect of its stock option plans through the acquisition of shares to offset option exercises. Since December 1995, the Company has repurchased 800,000 shares of its Common Stock and is currently authorized to purchase an additional 1,000,000 shares.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.

PROPOSAL 5: TO VOTE TO APPROVE INCENTIVE BONUS ARRANGEMENTS

    The Compensation Committee of the Company's Board of Directors has approved the incentive bonus arrangements for Bradley B. Buechler, the Company's Chief Executive Officer, and David B. Mueller, the Company's Chief Operating Officer. The Compensation Committee believes that these arrangements have served their intended purpose and properly reward these officers for the performance results achieved. The arrangements for each fiscal year of the Company provide these individuals with an annual bonus equal to a percentage (1% for the Chief Executive Officer and 0.6% for the Chief Operating Officer) of the Company's earnings before interest and income taxes as reported in the Company's audited financial statements for each year that their employment agreements are in effect, adjusted, however, to exclude profit or loss on extraordinary or nonrecurring items and unusual items (such as sale of a significant amount of assets or securities other than in the ordinary course of business operations, one-time employee separation costs, and significant litigation costs or recoveries) ("Adjusted EBIT"). The calculation of Adjusted EBIT is to be made by the Company's auditors based on generally accepted accounting principles. No such bonuses will be paid with respect to any fiscal year in which the Company's Adjusted EBIT is less than 66 2/3% of the Company's Adjusted EBIT in its immediately preceding fiscal year. Should the employment agreement terminate prior to the close of a fiscal year of the Company, the employee will be entitled to a bonus with respect to such fiscal year (in addition to other amounts to which he may be entitled on termination under other provisions of his employment agreement) equal to a proportionate amount of the bonus he would have earned for the entire fiscal year based on the number of days he was employed.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.

PROPOSAL 6: TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Arthur Andersen LLP as independent auditors of the Company for fiscal 1998. The Board proposes that the shareholders ratify at this Annual Meeting the appointment of Arthur Andersen LLP as independent auditors for fiscal 1998. Arthur Andersen LLP has served as the Company's independent auditors since fiscal 1986. The Company has had no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the appointment, the Board will reconsider its selection.

    Arthur Andersen LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Shareholders, and it does not know of any business which persons other than management intend to present at the meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1999 Annual Meeting of the Shareholders of the Company must be received by the Company, for inclusion in its proxy statement and form of proxy relating to that meeting, by October 1, 1998.

    SHAREHOLDERS ARE URGED TO SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IS APPRECIATED.

                                           By Order of the Board of Directors

                                           /S/David B. Mueller
                                           David B. Mueller
                                           Executive Vice President,
                                           Chief Operating Officer,
January 29, 1998                           and Secretary

Exhibit A
                           SPARTECH CORPORATION
                        INCENTIVE STOCK OPTION PLAN

    This Incentive Stock Option Plan (the Plan) of Spartech Corporation ("Spartech") for Spartech and its subsidiaries and affiliated corporations (collectively referred to as the "Company") is intended to provide employment incentive:
    (A) For the purposes of retaining in the employ of the Company persons with superior training, experience and ability;
    (B) For attracting new employees whose services are considered unusually valuable; and
    (C) To encourage a sense of proprietorship in all such persons and to stimulate in all such persons an active interest in the development and financial success of the Company.

    The Plan is intended to provide for the issuance of options which comply with all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    1. ADMINISTRATION OF PLAN. The Plan shall be administered by a committee of the Board of Directors of Spartech comprised of two or more members of the Board who are not employees of the Company, (the "Committee"). No person shall be a member of the Committee if, during one year prior to service on the Committee, such person was granted or awarded any equity securities of the Company pursuant to this or any other plan of the Company, except as permitted by Rule 1 6b-3(c)(2)(i) under the Securities Exchange Act of 1934.
    The Committee shall review and approve the names of all key employees to whom options are proposed to be granted, the number of shares to be covered by, and within the applicable limits set forth in the Plan, the price and terms of any option to be granted hereunder. Subject to the provisions of the Plan, the Committee shall be authorized to approve the number of options and participants annually and to interpret the Plan, to prescribe, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan and to make all determinations necessary or advisable for the operation of the Plan. All ultimate powers of approval shall be vested in the Committee as a body and the Committee shall have absolute discretion, subject to the provisions of the Plan, with respect to all determinations thereunder.

    2. SHARES SUBJECT TO THE PLAN. The aggregate number and class of shares which may be made the subject of options granted pursuant to the Plan for its ten (10) years of operation is Two Million (2,000,000) shares of Common Stock of Spartech (par value $.75 per share), subject to adjustment as provided in
Section 8 below. Such shares may be made available from authorized and unissued shares of Common Stock of Spartech. In the event that any option granted hereunder shall terminate prior to its exercise in full, the shares with respect to which such option shall not have been exercised may thereafter again be made the subject of new options granted hereunder.

    3. ELIGIBILITY FOR OPTIONS.
    (A) Employees and executive officers of the Company shall be entitled to participation in the Plan, if otherwise eligible under the terms hereunder. Any person granted an option hereunder is hereinafter referred to as a "Participant".
    (B) The adoption by the Committee of a resolution granting an option to an employee shall complete the necessary corporate action constituting the grant of such option, and shall be an offer of such shares for sale to such employee under the terms of the Plan.
    (C) For options granted, the aggregate fair market value, determined as of the date of grant of each option, of shares of Common Stock with respect to which options are exercisable for the first time by any person during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

    4. EXERCISE PRICE.
    (A) The exercise price per share of options granted under the Plan shall not be less than 100% of the fair market value per share of the shares subject to such option at the time the option is granted, and such exercise price shall be determined in good faith by the Committee at the time the option is granted.
    (B) However, if any option is granted hereunder to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Spartech (or its parent, if any), or of any subsidiary, then, notwithstanding any other provision of the Plan, such option shall have an exercise price of at least 110% of the fair market value per share of the shares subject to such option at the time the option is granted.
    For the purposes of the foregoing restriction, a person shall be considered as owning stock which he may purchase under any outstanding option, as well as the stock owned directly or indirectly by or for his spouse, brothers and sisters (whether of the whole or half blood), ancestors and lineal descendants; and stock owned directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

    5. EXERCISE PERIOD.
    (A) Subject to the provisions of Sections 7 and 8 hereof, the Committee shall have absolute discretion in determining the rate at which any option granted hereunder may be exercised and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative basis. However, no option granted hereunder shall be exercisable in whole or in part later than the day preceding the tenth anniversary date of the grant.
    (B) However, no option granted to any person who owns stock of Spartech possessing more that 10% of the total combined voting power of all classes of stock of Spartech (or its parent, if any, or a subsidiary) as defined in
Section 4(B) of this Plan shall be exercisable after the expiration of five years from the date such option is granted.
    (C) If the provisions of Section 422 of the Code defining stock options which meet the requirements for benefits accorded to incentive stock options under the Code so require (at the time of the granting of any such option), then notwithstanding the provisions of subparagraphs (A) and (B), no option granted under the Plan to any person shall be exercisable at a time while there is outstanding any incentive stock option which was granted, before the granting of such option, to such person to purchase stock of Spartech or of any corporation which (at the time of the granting of any such option) is a parent or subsidiary corporation of Spartech, or of any corporation which is a predecessor of any such corporations. For purposes of this Plan, an option shall be "outstanding" until it is exercised in full or expires by reason of lapse of time.

    6. MANNER OF EXERCISE OF OPTIONS.
    (A) Unless the Committee shall otherwise determine, an option, to the extent exercisable under this Plan, may be exercised by delivery to the Treasurer or Controller of Spartech, at its principal office, of a written notice, signed by the person entitled to exercise such option, specifying the number of shares purchasable under the option which the Participant then wishes to purchase, (i) accompanied by a certified check in the amount of the aggregate option price for such number of shares, or alternatively, (ii) the delivery of shares of Spartech Common Stock already owned by the Participant having a fair market value equal to the exercise price, or (iii) by the delivery of a combination of such shares and certified check.
    (B) For purposes of Section 6(A) of this Plan, the "fair market value" of any shares of Spartech Common Stock tendered by a Participant in exercise or partial exercise of an option granted under the Plan shall mean the closing bid price of a share of Spartech Common Stock in the exchange its Common Stock is traded on the day of exercise of such Option or, if there were no sales on such day, the lowest bid price for such stock.
    (C) In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spartech, nor shall the Participant have any right or status as a stockholder prior to such payment.

7. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH OR NORMAL RETIREMENT.
    (A) If a Participant's employment with the Company terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), or if his employment otherwise terminates for any other reason, including death or retirement, without having fully exercised any option granted to him, he, his executor or administrator or the legatees or distributees of his estate, as the case may be, shall have the right, for a period of one (1) year from the date his employment terminates as a result of such disability, or for a period of three (3) months after such termination, retirement or from the appointment and qualification of an executor or administrator, as the case may be, but not, in any case, later than the day preceding the tenth anniversary of the date of the grant of such option to exercise such option with respect to all or any part of the number of shares to which the option relates, to the extent exercisable at the time of his disability, death, retirement, or termination of employment, and thereafter such option, to the extent not so exercised during such period, shall be deemed to have expired regardless of the expiration date otherwise specified therein.
    (B) For the purposes of this Plan, the transfer of an employee among Spartech, its subsidiaries or affiliates, or a leave of absence authorized by the Company for military service or sickness not exceeding three (3) months, or a leave of absence in excess of three (3) months for military service or sickness duly authorized by the Company provided the employee has a right to reemployment either by statute or by contract, shall not be deemed a termination of employment.
    8. ADJUSTMENT OF NUMBER AND PRICE OF SHARES SUBJECT TO OPTION.
(A) If the outstanding shares of the Common Stock of Spartech are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Spartech through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Spartech shall issue Common Stock as a dividend or upon a stock split, then the number and kind of shares available for purposes of this Plan and all shares subject to the unexercised portion of any options theretofore granted and the option price of such options shall be appropriately adjusted. However, any such adjustment in outstanding options shall be made without change in the total exercise price applicable to the unexercised portion of any outstanding options.
    (B) If, in the event of a merger or consolidation, Spartech is not the surviving corporation, and in the event that the agreement of merger or consolidation does not provide for the substitution of a new option for an option granted hereunder or for the assumption of such option by the surviving corporation, or in the event of the dissolution or liquidation of Spartech, the holder of any such option theretofore granted and still outstanding shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise his option in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in the Incentive Stock Option Agreement referred to below, other than the passage of time, have occurred.
In no event, however, may an option which becomes exercisable pursuant to this Section 8 be exercised, in whole or in part, later than the day preceding the tenth anniversary date of the grant thereof.
    (C) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In computing any adjustment under this Section 8, any fractional share which might otherwise become subject to an option shall be eliminated.

    9. NONTRANSFERABILITY OF OPTIONS; SECURITIES ACT RESTRICTIONS. Options granted hereunder shall not be transferable except by will or pursuant to the laws of descent and distribution and may be exercised during a Participant's lifetime, only by him. Unless the shares to be acquired upon exercise of any option granted hereunder may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement under the Securities Act of 1933, the Committee may require, as a condition to the delivery of any shares to be purchased upon exercise of such option:

    (a) That Spartech receive appropriate evidence that the optionee is acquiring such shares for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein, and an agreement to the effect that the optionee shall make no sale or other disposition of such shares unless and until Spartech (i) shall have received an opinion of legal counsel satisfactory in form and substance to it, to the effect that such sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 or the regulations of the Securities and Exchange Commission thereunder, or (ii) such shares shall thereafter be included in a currently effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933; and
    (b) That the certificate or certificates issued to evidence such shares bear an appropriate legend summarizing such restrictions on the further sale or other disposition thereof.

    10. INCENTIVE STOCK OPTION AGREEMENT. Each option granted under the Plan shall be evidenced by an Incentive Stock Option Agreement which shall set forth the terms and conditions of such option, including, without limitation, such terms and conditions, if any, as shall be requisite in the judgment of the Committee in order to comply with the provisions of the Code defining so-called "incentive stock options". Each such Agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be attached thereto), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such Incentive Stock Option Agreement, the provisions of this Plan shall govern.

    11. AMENDMENT OR DISCONTINUANCE OF PLAN. The Committee may alter, amend, suspend or discontinue the Plan at any time, provided that subject to the provision of Section 8, no such action of the Committee may, without appropriate shareholder action, increase the maximum number of shares subject to the Plan, alter the class of individuals eligible for the grant of options hereunder or change the manner of determining the exercise price of options granted under the Plan. In addition, without the consent of the Participant, no such action shall alter the terms of, or impair the rights of such Participant under, any option theretofore granted to him pursuant to the Plan, including any such rights with respect to any shares acquired upon exercise of such option.

    12. COMMENCEMENT AND TERMINATION OF PLAN; PERIOD DURING WHICH OPTIONS MAY BE GRANTED. This Plan, as adopted by the Board of Directors on July 26, 1991 and subject to approval by the shareholders in accordance with the applicable provisions of the Corporation Law of the State of Delaware, shall become effective on October 1, 1991. No options shall be granted pursuant to this Plan prior to October 1, 1991. No grant of an option shall be made hereunder after the expiration of ten (10) years from October 1, 1991.

    13. EFFECT OF AMENDMENTS TO THE PLAN ON PREVIOUSLY GRANTED OPTIONS. Prior to the termination of any option, the Committee, in its discretion, shall have the power to amend the Stock Option Agreement relating to any such option in order to reflect an amendment to the Plan which becomes effective after the date of grant of any such option. Any such amendment shall be effective only with respect to the unexercised portion of any such option. Subject to the provisions of Section 8 of the Plan, nothing contained in this
Section 13 shall be construed to allow the Committee to increase the number of shares purchasable pursuant to any such option, to reduce the exercise price of any such option or to extend the exercise period of any such option beyond the day preceding the tenth anniversary of the date of its grant.

                                          By Order of the Board of Directors
                                          SPARTECH CORPORATION

Dated: July 26, 1991, as amended
November 1, 1997

Exhibit B
                              SPARTECH CORPORATION
                         RESTRICTED STOCK OPTION PLAN

    1. PURPOSES OF PLAN. The purpose of the Spartech Corporation Restricted Stock Option Plan (the "Plan") is as follows:
    To further the growth, success and interests of Spartech Corporation (the "Company") by retaining or obtaining key executive employees of the Company and its subsidiaries and affiliates, who have been or will be given responsibility for the administration of the affairs of the Company, by enabling them to acquire shares of the Company's Common Stock under the terms and conditions and in the manner contemplated by the Plan, thereby increasing their personal commitment to the Company.

    2. ADMINISTRATION OF PLAN. The Plan shall be administered by a committee of the Board of Directors of Spartech comprised of two or more members of the Board who are not employees of the Company, the ("Committee"). No person shall be a member of the Committee if, during one year prior to service on the Committee, such person was granted or awarded any equity securities of the Company pursuant to this or any other plan of the Company, except as permitted by Rule 1 6b-3(c)(2)(i) under the Securities Exchange Act of 1934.
    The Committee shall review and approve the names of all key employees to whom options are proposed to be granted, the number of shares to be covered by, and within the applicable limits set forth in the Plan, the price and terms of any option to be granted hereunder. Subject to the provisions of the Plan, the Committee shall be authorized to approve the number of options and participants annually and to interpret the Plan, to prescribe, amend and rescind rules and regulations, forms, notices and agreements relating to the Plan and to make all determinations necessary or advisable for the operation of the Plan. All ultimate powers of approval shall be vested in the Committee as a body and the Committee shall have absolute discretion, subject to the provisions of the Plan, with respect to all determinations thereunder.

    3. ELIGIBLE PARTICIPANTS. Eligible for participation under the Plan shall be (i) the members of the Company's Board of Directors, and (ii) those employees of the Company or its subsidiaries, divisions and affiliates who exercise key functions and responsibilities including, but not limited to, such persons whose position in the Company or its subsidiaries, divisions and affiliates bear the following titles:

       Chairman of the Board                         Secretary
       Vice Chairman of the Board                    Assistant Vice President
       President                                     Assistant Secretary
       Executive Vice President                      Assistant Treasurer
       Group Vice President                          Assistant Controller
       Vice President                                Divisional President
       Controller                                    General Manager
       Treasurer

    The Committee shall have the responsibility, in its sole discretion, of determining eligible participants under the plan, and with respect to employees shall receive the recommendations of the various officers and divisional executives of the Company with respect thereto.
    No participant may be granted options in any calendar year for a number of shares greater than 5% of the number of shares of the Company's common stock issued and outstanding at the beginning of such year.

    4. SHARES SUBJECT TO PLAN. A maximum of up to 10 percent (10%) of the outstanding shares (excluding treasury shares) of the Common Stock, $.75 par value, of the Company shall be available for inclusion in options issued for each fiscal year of the Company. However, the number of shares issuable for options granted under the Plan with respect to any one fiscal year of the Company shall not be cumulative, so that if options for the maximum number of shares authorized for issuance under the Plan are not in fact issued during any fiscal year, the authority for issuance of options not so issued shall be automatically canceled. The number of outstanding shares against which the maximum percentage figure is to be applied shall be determined as of the applicable fiscal year end. Such shares may come either from authorized but heretofore unissued shares or from shares reacquired by the Company, including shares purchased in the open market. Such number and kind of shares subject to options issued under the Plan shall be appropriately adjusted in the event of any one or more stock splits, spin-offs, split-ups, split-offs, reverse stock splits, or stock dividends in excess of five percent (5%), hereafter paid or declared with respect to such shares subject to the Plan.

    5. PRICE AND TERMS OF OPTIONS.
    (A) The Committee, in its absolute discretion, shall determine the exercise price per share of options granted under the Plan, including the discretion to issue options exercisable at prices below market for the underlying shares at the time of grant, or option prices reflecting impediments to future marketability placed on the shares subject to the options, or exercisable for nominal prices, which may be payable in services, by note or by other consideration therefor.
    (B) The Committee shall have absolute discretion in determining the rates at which any option granted hereunder shall be exercised in whole or in part. However, no option granted hereunder shall be exercisable in whole or in part later than the day preceding the 1 0th anniversary date of the grant. An option exercisable under this Plan may be exercised by delivery to the Treasurer or Controller of Spartech, at its principal office, of a written notice, signed by the person entitled to exercise such option, specifying the number of shares purchasable under the option, which the participant wishes to purchase, accompanied by (i) a certified check in the amount of the aggregate option price for such number of shares, or alternatively, (ii) the delivery of shares of Spartech Common Stock already owned by the participant having a fair market value equal to the exercise price, or (iii) by the delivery of a combination of such shares and certified check.
    For purposes of this Plan, the 'fair market value" of any shares of Spartech Common Stock tendered by a participant in exercise or partial exercise of an option granted under the Plan shall mean the closing bid price of a share of Spartech Common Stock in the exchange its Common Stock is traded on the day of exercise of such option or, if there were no sales on such day, the lowest bid price for such stock. In no event shall stock be issued or certificates be delivered until full payment shall have been received by Spartech, nor shall the participant have any right or status as a stockholder prior to such payment.

    6. RESTRICTIONS. Options granted hereunder, or shares issued pursuant to the exercise of such options granted under the Plan shall be subject to the following restrictions:
    (a) Neither the options granted hereunder nor shares issued pursuant to the exercise of such options may be sold or otherwise disposed of until a period of at least three (3) years shall have elapsed from the date of grant of the option.
    (b) For a period of three (3) years after options are issued to an eligible participant, the options, if unexercised, or the underlying shares, if acquired, may, in the sole discretion of the Company, be reacquired by the Company at the same price as paid by such participant for the options and/or shares, as the case may be, should such participant's employment or service with the Company be terminated for fraud, misappropriation or similar wrongdoing to the Company. Anything in the foregoing to the contrary notwithstanding, this restriction shall not permit the Company to reacquire shares upon which the prohibition against sale or other disposition has lapsed prior to termination of employment.

7. OTHER RESTRICTIONS. The Committee may, in its sole discretion, impose such other restrictions (not to exceed three (3) years in duration from the date of issuance of any options hereunder) on any shares issued pursuant to this Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, or under the requirements of any stock exchange upon which such shares or shares of the same class are then listed.

    8. LEGEND. In order to enforce the restrictions imposed upon shares hereunder, the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.

    9. RESTRICTED STOCK OPTION AGREEMENT. Each option granted under the Plan shall be evidenced by a Restricted Stock Option Agreement which shall set forth the terms and conditions of such option. Each such Agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be attached thereto), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such Restricted Stock Option Agreement, the provisions of this Plan shall govern.

    10. AMENDMENTS. This Plan may be amended at any time by the Committee; provided no such amendment shall increase the maximum number of shares that may be issued pursuant to this Plan without the further approval of such shareholders (except where such increase results from an anti-dilution adjustment as provided in Section 4 hereof). Neither the Committee nor the shareholders, by amendment to the Plan, can affect options or shares issued to a participant under the Plan prior to such amendment.

    11. COMMENCEMENT AND TERMINATION OF PLAN; PERIOD DURING WHICH OPTIONS MAY BE GRANTED. This Plan, as adopted by the Board of Directors on July 26, 1991 and subject to approval by the shareholders in accordance with the applicable provisions of the Corporation Law of the State of Delaware, shall become effective on October 1, 1991. No options shall be granted pursuant to this Plan prior to October 1, 1991. No grant of an option shall be made hereunder after the expiration of ten (10) years from October 1, 1991 or such earlier date as may be determined by the Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on shares issued pursuant to this Plan.

                                   By Order of the Board of Directors
                                   SPARTECH CORPORATION

Dated: July 26, 1991, as amended
November 1, 1997

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of Shareholders
March 11, 1998
SPARTECH  CORPORATION (Registration Mark)
7733 FORSYTH * SUITE 1450 * CLAYTON, MISSOURI 63105-1817

PROXY CARD

SPARTECH CORPORATION PROXY
1998 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W.R. Clerihue and Bradley B. Buechler, and each of them with power to act alone and with full power of substitution and revocation as attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Spartech Corporation ("the Company" to be held at the Pierre Laclede Conference Center (Second Floor), 7733 Forsyth Boulevard, Clayton, Missouri,63105, on Wednesday, March 11, 1998, commencing at 10:00 a.m., CST, and at any and all adjournments thereof, and to vote with respect to the following matters,all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated January 29, 1998.
    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 6 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.


(Back of Card)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH ITEM.

ITEM 1 - ELECTION OF DIRECTORS
Election of three Class B Directors to serve until the 2001 Annual Meeting.
NOMINEES:  Bradley B. Buechler, John R. Kennedy, and Calvin J. O'Connor

[ ] FOR all the nominees listed above

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above

[ ] WITHHOLD AUTHORITY to vote only for the nominee(s) that have a line through the name above

ITEM 2 - AMENDMENT TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

ITEM 3 - AMENDMENT TO INCENTIVE STOCK OPTION PLAN
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

ITEM 4 - AMENDMENT TO RESTRICTED STOCK OPTION PLAN
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

ITEM 5 - APPROVE INCENTIVE BONUSES
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

ITEM 6 RATIFY INDEPENDENT AUDITORS
[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

ITEM 7 - The proxies are authorized to vote, in their discretion, upon such other business as properly may come before the Annual Meeting.
[ ] AUTHORITY GRANTED
[ ] AUTHORITY WITHHELD


Dated:____________, 19___

_________________________
Signature of Shareholder
_________________________
Signature if held jointly

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.